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Exhibit 21

                              THORATEC CORPORATION
                         Subsidiaries of the Registrant

As of March 10, 2001, Thoratec Corporation owned the following companies:

                                                                                 Registrant's
                                                      State or Jurisdiction       Percent of
                    Name                                 of Incorporation         Ownership
                    ----                                 ----------------         ---------
           Thoratec Europe Limited                        United Kingdom            100%
      Lightening Acquisition Corporation                    California              100%
        Thoratec Cardiosystems, Inc. *                     Massachusetts            100%
    International Technidyne Corporation *                   Delaware               100%
International Technidyne Corporation Limited *            United Kingdom            100%
              Nimbus Inc. *                                Massachusetts            100%
       TCA Securities Corporation *                        Massachusetts            100%

* Denotes a subsidiary that became part of Thoratec Corporation in conjunction with the merger of Thermo Cardiosystems on February 14, 2001. The financial results reported in Thoratec Corporation's 10-K for the 2000 fiscal year excludes all financial activity associated with this entity.